SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               Form 8-K

                            Current Report


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 21, 1994


                              CCB FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)


   North Carolina             0-12358              56-1347849
  (State or other      (Commission File No.)    (IRS Employer
  jurisdiction of                              Identification No.)
  incorporation)

      111 Corcoran Street, Post Office Box 931, Durham, NC 27702
               (Address of principal executive offices)


Registrant's telephone number, including area code (919) 683-7777


                              N/A
               (Former name or former address, if
                    changed since last report)



Item 5.  Other Events

On December 21, 1994, the Registrant issued a joint press release with Security Capital Bancorp ("Security Capital") announcing each had completed its due diligence review of the other and had found no reason not to continue progressing toward a combination of their organizations. The joint press release also announced that all regulatory applications had been filed and that a registration statement pertaining to the combination and special meetings of their shareholders had been filed with the Securities and Exchange Commission on December 21, 1994.

The Registrant previously announced its intention to repurchase shares of its common stock and to purchase shares of Security Capital's common stock. As of December 28, 1994, the Registrant had repurchased 407,400 shares of its common stock on the open market at an aggregate price of approximately $15,511,000 and had not purchased any shares of Security Capital's common stock.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements
      None

(b)  Exhibits
     99.1      Press release by CCB Financial Corporation dated
               December 21, 1994





                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CCB FINANCIAL CORPORATION
                                          Registrant


Date:  December 29, 1994                  By:  W. HAROLD PARKER, JR.
                                               W. Harold Parker, Jr.
                                               Senior Vice President
                                               and Controller

                             EXHIBIT INDEX

                                                          Sequential
                                            Exhibit No.    Page No.

Press release by CCB Financial Corporation
 dated December 21, 1994                         99.1         5